        EXHIBIT 10.13

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of May 7, 2007 (the AMENDMENT), between HENNESSEY FINANCIAL, LLC, a Minnesota limited liability company (MEZZANINE BORROWER) and CS FINANCING CORPORATION, a Delaware corporation (together with its successors and assigns, MEZZANINE LENDER).

RECITALS:

A.
Mezzanine Borrower and Mezzanine Lender have entered into that certain Mezzanine Loan and Security Agreement dated October 5, 2005 and amended on August 22, 2006 and again on September 21, 2006 (“Loan Agreement”).

B.	Mezzanine Borrower and Mezzanine Lender desire to amend the Loan Agreement as stated herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, Mezzanine Borrower and Mezzanine Lender hereby agree as follows:

1.	Section 1.1 of the Loan Agreement shall be amended to delete the definition “Pre-Approved Collateral”.

2.	Section 5.1.19 of the Loan Agreement shall be deleted.

3.	Section 2.1.2 of the Loan Agreement shall be amended to remove the term “pre-approved.”

                                                                                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MEZZANINE BORROWER:

HENNESSEY FINANCIAL LLC,
a Minnesota limited liability company

By: /s/ Jeffrey Allen Gardner

Name:  Jeffrey Allen Gardner
Title:  President

MEZZANINE LENDER:

CS FINANCING CORPORATIONa Delaware corporation

By: /s/ Timothy R. Redpath

Name:  Timothy R. Redpath
Title:  Chief Executive Officer

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